EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made effective the 31st day of August, 2006 by and between Evans Systems, Inc., a Texas corporation, (the "Company") and Homeland Integrated Security Systems, a corporation (the "Purchaser").

                                    RECITALS

     WHEREAS, the Purchaser desires to purchase certain shares of the Company's Common Stock on the terms and conditions set forth herein; and

     WHEREAS, the Company desires to issue and sell shares of the Common Stock to the Purchaser on the terms and conditions set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, and, other good and valuable consideration, the parties hereto agree as follows:

1. Authorization, Sale and Issuance of Shares

     1.1 Authorization On the Closing (as defined in Section 2.1 below), the Company shall authorize the issuance and shall issue 40,000,000 shares of Common Stock (the "Shares") par value $0.01 per share to the Purchaser at a total purchase price of $500,000 (the "Purchase Price").

     1.2 Sale and Issuance of the Shares Subject to the terms and conditions hereof the Company shall sell and Purchaser shall purchase the Shares at the Closing, as defined below.


2. Closing

     2.1 Closing: The closing of the purchase and sale of the Shares (the "Closing") shall be held at the offices of the Purchaser on or before 5:00 P.M. EST on September 1, 2006, or at such other time and place as the Company and the Purchaser may agree in writing (the "Closing").

     2.2 Payment: At the Closing, the Purchaser will deliver to the Company a total of $500,000 to be paid in the following manner:

     A. $290,000 previously deposited with Tristate Title and Escrow; and

     B. $210,000 payable to Tristate Title and Escrow in five (5) equal monthly installments of $35,000 commencing September 11, 2006 and ending on February 11, 2007.

     2.3 Delivery: Subject to the terms of this Agreement, within three (3) days of the Closing the Company will deliver to the Purchaser the certificates representing the Shares to be purchased by the Purchaser from the Company.




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3.  Representations  and Warranties of the Company The Company hereby represents and warrants to the Purchaser as of the Closing date as follows:

     3.1 Organization and Standing: Articles and Bylaws The Company is and will be a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and will have all requisite corporate power and authority to carry on its business as proposed to be conducted.

     3.2 Corporate Power The Company will have at the Closing, all requisite corporate power to enter into this Agreement and to sell and issue the Shares. This Agreement shall constitute a valid and binding obligation of the Company enforceable in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

     3.3 Capitalization The authorized capital stock of the Company is 300,000,000 shares of Common Stock, par value $0.00001 per share, of which, 1,446,183 are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable.

     3.4 Authorization

     (a) Corporate Action All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the sale and issuance of the Shares and the performance of the Company's obligations hereunder will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.


     (b) Valid Issuance The Shares, when issued in compliance with the provisions of this Agreement will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances caused or created by the Company; provided, however, that all such shares may be subject to restrictions on transfer under state and federal securities laws as set forth herein, and as may be required by future changes in such laws.

     (c) No Preemptive Rights Except as provided herein, no person currently has or will have any right of first refusal or any preemptive rights in connection with the issuance of the Shares, or any future issuance of securities by the Company.

     3.5 Compliance with Other Instruments The Company will not be in violation of any term of the Company's Articles or Bylaws, nor will the Company be in violation of or in default in any material respect under the terms of any mortgage, indenture, contract, agreement, instrument, judgment, or decree, the violation of which would have a material adverse effect on the Company as a whole, and to the knowledge of the Company, is not in violation of any order, statute, rule, or regulation applicable to the Company, the violation of which would have a material adverse effect on the Company. The execution, delivery and performance of and compliance with this Agreement and the issuance and sale of the Shares will not:



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     (a) result in any such violation, or

     (b) be in conflict with or constitute a default under any such term, or

     (c) result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company pursuant to any such term.


4. Representations and Warranties of Purchaser and Restrictions on Transfer Imposed by the Securities Act.

     4.1   Representations   and  Warranties  by  the  Purchaser  The  Purchaser
represents and warrants to the Company as follows:

     (a) Investment Intent This Agreement is made with the Purchaser in reliance upon the Purchaser's representations to the Company, evidenced by the Purchaser's execution of this Agreement, that the Purchaser is acquiring the Shares for investment for the Purchaser's own account, not as nominee or agent, and not with a view to or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act and applicable law. The Purchaser has the full right, power, and authority to enter into and perform this Agreement.


     (b) Shares Not Registered The Purchaser understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act pursuant to Section 4(2) thereof and exempt from registration pursuant to applicable state securities or blue sky laws, and that the Company's reliance upon such exemptions is predicated upon such Purchaser's representations set forth in this Agreement. The Purchaser acknowledges and understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.


     (c) No Transfer Except as set forth in Section 4.4 hereunder, the Purchaser covenants that in no event will the Purchaser dispose of any of the Shares (other than in conjunction with an effective registration statement for the Shares under the Securities Act in compliance with Rule 144 promulgated under the Securities Act) unless and until (i) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act, and (y) appropriate action necessary for compliance with the Securities Act and any other applicable state, local, or foreign law has been taken, and (iii) the Company has consented, which consent shall not be unreasonably withheld.




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     (d) Knowledge  and  Experience  The  Purchaser  (i) has such  knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser's prospective investment in the Shares; (ii) has the ability to bear the economic risks of the Purchaser's prospective investment; (iii) has been furnished with and had access to such information as the Purchaser has considered necessary to make a determination as to the purchase of the Shares together with such additional information as is necessary to verify the accuracy of the information supplied; (iv) has had all questions which have been asked by the Purchaser satisfactorily answered by the Company; and (v) has not been offered the Shares by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

     (e) Not Organized to Purchase. The Purchaser has not been organized for the purpose of purchasing the Shares.

     (f) Full Power and Authority. Buyer represents that it has full power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by Buyer, and upon the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations herein, will constitute, a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors' rights or by general principles of equity.

     (g) Information Concerning the Company. Buyer has conducted his own due diligence with respect to the Company and its liabilities and believes he has enough information upon which to base an investment decision in the Stock.

     (h) No Oral Representations. No oral or written representations have been made other than as stated, or in addition to those stated, in this Agreement, and Buyer is not relying on any oral statements made by the Company, or any of the Company's representatives or affiliates, in purchasing the Stock.

     4.2 Legends. Each certificate representing the Shares shall be endorsed with the following legends:

     (a) Federal Legend. The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and are "restricted securities" as defined in rule 144 promulgated under the Act. The securities may not be sold or offered for sale or otherwise distributed except (i) in conjunction with an effective registration statement for the shares under the Act, or (ii) pursuant to an opinion of counsel, satisfactory to the company, that such registration or compliance is not required as to said sale, offer, or distribution.

     (b) Other Legends. With respect to any other legends required by applicable law, the Company need not register a transfer of legended Shares, and may also instruct its transfer agent not to register the transfer of the Shares, unless the conditions specified in such legend is satisfied.




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     4.3 Rule 144. The Purchaser is aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, subject to the satisfaction of
certain  conditions.   The  Purchaser  understands  that  under  Rule  144,  the
conditions include, among other things: the availability of certain, current public information about the issuer and the resale occurring not less than one year after the party has purchased and paid for the securities to be sold.


5. Conditions to Closing

     5.1 Conditions to the Purchaser's Obligations The obligations of the Purchaser to purchase the Shares at the Closing are subject to the fulfillment to its satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived in accordance with the provisions of subsection 8.1 hereof:

     (a) Representations and Warranties Correct: Performance of Obligations The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made and at the Closing. The Company's business and assets shall not have been adversely affected in any material way prior to the Closing. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

     (b) Consents and Waivers The Company shall have obtained in a timely fashion any and all consents, permits, and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement. 5.2 Conditions to Obligations of the Company The Company's obligation to sell the Shares at the Closing is subject to the condition that the representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct when made, and on the Closing.



6. Affirmative Covenants of the Company The Company hereby covenants and agrees as follows:

     6.1 Financial Information The Company will furnish holders of the Shares with annual audited financial statements together with such notes and commentary by management as is usual and customary.

     6.2 Conflicts of Interests The Company shall use its best efforts to ensure that the Company's employees, during the term of their employment with the Company, do not engage in activities that would result in a conflict of interest with the Company. The Company's obligations hereunder include, but are not limited to, requiring that the Company's employees devote their primary productive time, ability, and attention, to the business of the Company
(provided, however, the Company's employees may engage in other business activity if such activity does not materially interfere with their obligations to the Company), requiring that the Company's employees enter into agreements regarding proprietary information and confidentiality and preventing the Company's employees from engaging or participating in any business that is in competition with the business of the Company.






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7. Registration Rights

     The Purchaser is not entitled to any registration rights under this Agreement or associated with the purchase of the Shares. The purchase shall be subject to such private restrictions on the transfer of the Shares as are designated from time to time by the Company or its investment bankers or underwriters.


8. Risk Factors

     The securities offered hereby are speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment in the company, therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors:

     8.1 Arbitrary Determination of Stock Price The price of the Shares have been determined arbitrarily by the Company. The price should not be regarded as an indication of any future market price of the Company's stock and has no relation to the value of the Company's stock.

     8.2 Discretion in Application of Proceeds In order to accommodate changing circumstances, the Company's management may allocate the proceeds of this financing in accordance with its needs and operation. Subject to the supervision of the Board of Directors, the Company's management will be given discretion in the application of the proceeds.

     8.3 Restrictions on Transfer The Shares may not be resold unless such sale is registered or qualifies for an exemption from registration under the Act and all applicable state securities laws. The Shares should be considered a suitable investment only for investors whose financial position is such that they will be able to hold the Shares for an indefinite period. Some state laws may impose additional restrictions on transfer of the Shares.

     For all of the reasons stated in the risk factors and others, including, without limitation, those set forth herein, these shares involve a high degree of risk. Any person considering an investment in the securities offered should be aware of these factors. These securities should only be purchased by persons who can afford a total loss of their investment in the company and have no immediate need for a return of or on their investment.


9. Miscellaneous

     9.1 Governing Law This Agreement shall be governed in all respects by the laws of the State of Texas as such laws are applied to agreements between residents entered into and to be performed entirely within Texas.

     9.2 Survival The representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby, notwithstanding any investigation made by the Purchaser. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

     9.3 Successors and Assigns Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.



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     9.4 Entire  Agreement  This  Agreement  and the other  documents  delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

     9.5 Notices, etc All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by first class mail, postage prepaid, or delivered by courier or overnight delivery, addressed (a) if to a Purchaser, at such Purchaser's address set forth on the Schedule of Purchaser, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to the Purchaser in writing. Notices that are mailed shall be deemed received five (5) days after deposit in the United States mail. Notices sent by courier or overnight delivery shall be deemed received two
(2) days after they have been so sent.

     9.6 Severability In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     9.7 Finder's Fees and Other Fees

     (a) The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this
     Agreement, and (ii) hereby agrees to indemnify and to hold Purchaser harmless from and against any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible.

     (b) The Purchaser (i) represents and warrants that the Purchaser has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold the Company harmless from and against any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser is responsible.

     9.8 Expenses The Company and the Purchaser shall each bear their own expenses and legal fees in connection with the consummation of this transaction.

     9.9 Titles and Subtitles The titles of the sections and subsections of this Agreement are for convenience of reference and are not to be considered in construing this Agreement.

     9.10 Counterparts This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     9.11 Delays or Omissions No delay or omission to exercise any right, power, or remedy accruing to the Company or to any holder of any securities issued or to be issued hereunder shall impair any such right, power, or remedy of the Company or such holder, nor shall it be construed to be a waiver of any breach



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or default under this  Agreement,  or an acquiescence  therein,  or of or in any similar breach or default thereafter occurring; nor shall any failure to exercise any right, power, or remedy or any waiver of any single breach or a waiver of any other right, power, or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law or otherwise afforded to the Company or any holder, shall be cumulative and not alternative.

     9.12 Covenant Not to Sue; Indemnification

     a. In consideration of this Agreement and the consideration to Buyer herein, Buyer covenants and agrees, for himself and for his agents, employees, legal representatives, heirs, executors or assigns (the "Buyer Covenantors"), to refrain from making, directly or indirectly, any claim or demand, or to commence, facilitate commencement or cause to be prosecuted any action in law or equity against William Luckman, Joseph Meuse, his affiliated entity, Belmont Partners, LLC, or its members, employees, directors, agents, officers, directors, subsidiaries, successors, affiliates and assigns (collectively the "Belmont Covenantees"), on account of any damages, real or imagined, known or unknown, which Buyer Covenantors ever had, has or which may hereafter arise.

     b. Covenant a Defense to Any Action. This Covenant Not to Sue shall be a complete defense to any action or proceeding that may be brought or instituted by Buyer Covenantors against the Belmont Covenantees, and shall forever be a complete bar to the commencement or prosecution of any action or proceeding whatsoever against the Belmont Covenantees.

     c. The Buyer Covenantors agree and covenant not to participate in, assist, encourage, or become involved in, directly or indirectly, any claims, causes of action or cases in the future against any Belmont Covenantees.

     d. Buyer agrees to indemnify the Belmont Convantees on the terms and conditions set forth in Exhibit A.



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 31st day of August, 2006.


COMPANY:                               PURCHASER:

EVANS SYSTEMS, INC.                   HOMELAND INTEGRATED SECURITY SYSTEMS, INC.

/s/ Randy Clapp                       /s/ Fredrick Wicks
-----------------------------         ------------------------------------------





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                                 Indemnification



     1. Indemnification.

          a. Buyer shall indemnify and hold harmless William Luckman, Joseph Meuse, his affiliated entity, Belmont Partners, LLC, or its members, employees, directors, agents, officers, directors, subsidiaries, successors, affiliates and assigns (each an "Indemnified Person") from and against any losses, damages, expenses and liabilities (collectively "Liabilities") or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement (collectively "Actions") (Liabilities and Actions are herein collectively referred to as "Losses"), as they may be incurred (including all reasonable legal fees and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any Losses, whether or not in connection with any pending or threatened Action, and notwithstanding the absence of a final determination as set forth below as to a party's obligation to reimburse an Indemnified Person for such Losses and the possibility that such payments might later be held to have been improper) to which any of them may become subject and which are related to or arise out of this Agreement or any breach of this Agreement.

          b. Buyer agrees that without an Indemnified Person's prior written consent it shall not settle any pending or threatened claim, action, suit or proceeding related to this Agreement unless the settlement also includes an express unconditional release of all Indemnified Persons from all liability and obligations arising therefrom, or indemnifying party reaffirms their obligation to indemnify for or contribute to Losses incurred by any unreleased Indemnified Person as herein provided.

          c. Promptly after receipt of notice of the commencement of any action, any Indemnified Person will, if a claim in respect thereof is to be made against any indemnitor hereunder, notify in writing the indemnitor of the commencement thereof; but omission so to notify an indemnitors will not relieve the indemnitors from any liability hereunder which they may have to any Indemnified Person. If the indemnitor so elects, indemnitor may assume the defense of such Action in a timely manner, including the employment of counsel (reasonably satisfactory to the Indemnified Person) and payment of expenses, provided Indemnitors acknowledge in writing its unconditional obligation pursuant to this agreement to indemnify the Indemnified Person in respect of such Action and provides to the Indemnified Person evidence reasonably satisfactory to it that the indemnitor will have the financial resources to conduct such defense actively and diligently and permit Indemnitee and counsel retained by the Indemnified Person at its expense to participate in such defense. Notwithstanding the foregoing, in the event the Indemnified Party determines in its sole discretion that it is advisable for the Indemnified Person to be represented by separate counsel, then the indemnitee may employ on behalf of the Indemnified Person a single separate counsel to represent or defend such Indemnified Persons in such action, claim, proceeding or investigation and the indemnitee will pay the reasonable fees and disbursements of such separate counsel as incurred.



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          d. In the event of any  fundamental  change  involving  the  corporate structure of either party, such as by merger, plan of exchange or sale of all or substantially all of its assets, any executory obligations of an indemnitor in this Agreement shall, if not assumed by operation of law, be assumed by contract by the acquiring entity or arrangements made to protect the interests of Indemnified Person reasonably satisfactory to it.

          e. If multiple claims are brought against an Indemnified Person in any Action with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the indemnitor agrees that any judgment, arbitration award or other monetary award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for.

          f. If the indemnity referred to in this Agreement should be, for any reason whatsoever, unenforceable, unavailable or otherwise insufficient to hold each Indemnified Person harmless, Indemnitors shall pay to or on behalf of each Indemnified Person contributions for Losses so that each Indemnified Person ultimately bears only a portion of such Losses as is appropriate (i) to reflect the relative benefits received by each such Indemnified Person, respectively, on the one hand and Indemnitors on the other hand in connection with the transaction or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each such Indemnified Person, respectively, and Indemnitors as well as any other relevant equitable considerations.

          g. The obligations of the indemnitor referred to above shall be in addition to any rights that any Indemnified Person may otherwise have.















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